UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 28, 2021

Clene Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39834	85-2828339
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

6550 South Millrock Drive, Suite G50 Salt Lake City, Utah	84121
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (801) 676-9695

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value US$0.0001 per share	CLNN	The Nasdaq Stock Market LLC
Warrants, to acquire one-half of one share of Common Stock for $11.50 per share	CLNNW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On September 28, 2021 (the “Borrowing Date”), Clene Inc. and its wholly owned subsidiary, Clene Nanomedicine, Inc. (together with Clene Inc. and its other subsidiaries, the “Company”), borrowed $5.0 million (the “Borrowing”), less fees and expenses, under Tranche 1 of its Loan and Security Agreement (as amended, restated, or supplemented from time to time, the “Loan Agreement”) with Avenue Venture Opportunities Fund, L.P. (“Avenue”), dated May 21, 2021 (the “Closing Date”). Pursuant to the Borrowing, Avenue agreed to waive the obligation of the Company to receive $5.0 million of financing through Maryland’s State Incentive Programs and/or other Maryland State programs in connection with this final portion of Tranche 1.

The Loan is repayable in equal monthly installments beginning on July 1, 2023 (based on the Company’s achievement of Performance Milestone 1), with the possibility of deferring principal payments an additional 12 months contingent upon whether the Company has drawn Tranche 2. The Loans bear interest at a variable rate per annum equal to the sum of (i) the greater of (A) the prime rate, as published by the Wall Street Journal from time to time or (B) 3.25%, plus (ii) 6.60%.

The Company may, subject to certain parameters, voluntarily prepay amounts due under the Loan Agreement. If prepayment occurs before the two-year anniversary of the Closing Date, the Company shall pay a fee equal to the principal amount of the Loans prepaid multiplied by 2.00%; and if prepayment occurs after the two-year anniversary of the Closing Date, the Company shall pay a fee equal to the principal amount of the Loans prepaid multiplied by 1.00%.

The other material terms of the Loan Agreement remain effective as described in the Company’s Current Report on Form 8-K filed on May 24, 2021. The foregoing description of the Loan Agreement does not purport to be complete and is qualified in its entirety by reference to the text of the Loan Agreement, which was previously filed as Exhibit 10.1 to the Current Report on Form 8-K filed on May 24, 2021, and is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Clene Inc.

Date: September 29, 2021	By:	/s/ Robert Etherington
Robert Etherington
President and Chief Executive Officer

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